February 19, 2013

REFUSOL INC.
48025 Fremont Boulevard
Fremont, CA 94538

Dear Mr. Wirth:

This letter Is to confirm that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to REFUSOL INC. ("Borrower") In the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) pursuant to the terms and conditions of that certain Credit Agreement between Bank and Borrower dated as of March 1, 2012, as amended from time to time (the "Agreement'').

The maturity date of said credit accommodation is hereby extended until July 1, 2013. Until such date, all terms and conditions of the Agreement which pertain to said credit accommodation shall remain in full force and effect, except as expressly modified hereby. The promissory note dated as of March 1, 2012, executed by Borrower and payable to the order of Bank which evidences said credit accommodation (the "Note"), shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the Note remain In full force and effect, without waiver or modification.

Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains In the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

In consideration of the extension granted herein and as a condition to the effectiveness hereof, immediately upon signing this letter Borrower shall pay to Bank a non-refundable fee of $2,000.00.

Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning It to my attention at the above address on or before March 29, 2013.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ________________________________
Matthew Jurgens, Vice President

Acknowledged and accepted as of March 25, 2013

REFUSOL, INC.

By: ______________________________
Alexander Wirth, President and CFO